MUTUAL FUND SERIES TRUST

AMENDED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

This Amended Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”) by Mutual Fund Series Trust (the “Trust”), on behalf of each of its series funds listed on Exhibit A (each a “Fund”). A majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act), having determined that the Plan is in the best interests of each class of each Fund individually and of the Trust as a whole, have approved the Plan.

The provisions of the Plan are:

1.	General Description Of Classes. Each class of shares of a Fund shall represent interests in the same portfolio of investments of the applicable Fund and shall be identical in all respects, except that each class shall differ with respect to: (i) Rule 12b-1 Plans adopted with respect to the class; (ii) distribution and related services and expenses as provided for in the Plans; (iii) such differences relating to sales loads, purchase minimums, eligible investors and exchange privileges as may be set forth in the prospectus and statement of additional information of the applicable Fund, as the same may be amended or supplemented from time to time; and (iv) the designation of each class of shares. There currently are seven classes designated: Class A, Class C, Class C-1, Class I, Class N, Class T and Class R.

a.	Class A Shares are subject to maximum annual fees under Rule 12b-1 of 0.50% (each Fund except the Empiric 2500 Fund).

b.	Class A Shares are subject to maximum annual fees under Rule 12b-1 of 0.25% (Empiric 2500 Fund only).

c.	Class C Shares are subject to maximum annual fees under Rule 12b-1 of 1.00%.

d.	Class C-1 Shares are subject to maximum annual fees under Rule 12b-1 of 1.00%

d.	Certain Class I Shares are subject to maximum annual fees under Rule 12b-1 of 0.25%.

e.	Class N and Class T shares are subject to maximum annual fees under Rule 12b-1 of 0.25%.

f.	Class R Shares are subject to maximum annual fees under Rule 12b-1 of 0.50%.

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2.       Expense Allocations To Each Class.

a.	In addition to the distribution fees described above, certain expenses may be attributable to a particular class of shares of a Fund (“Class Expenses”). Class Expenses are charged directly to net assets of the class of the applicable Fund to which the expense is attributed and are borne on a pro rata basis by the outstanding shares of that class. Class Expenses may include;

(i)	expenses incurred in connection with a meeting of shareholders;

(ii)       litigation expenses;

(iii)	printing and postage expenses of shareholders reports, prospectuses and proxies to current shareholders of a specific class;
(iv)	expenses of administrative personnel and services required to support the shareholders of a specific class;
(v)	transfer agent fees and shareholder servicing expenses; and
(vi)	such other expenses incurred by or attributable to a specific class.

b.	All other expenses of a Fund are allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the applicable Fund. Notwithstanding the foregoing, the distributor or adviser of the applicable Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted under the Rule.

3.	Class Designation. Subject to the approval by the Trustees of the Trust, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.

4.	Additional Information. This plan is qualified by and subject to the terms of the then current Prospectus for the applicable class of shares of the applicable Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan. The Prospectus contains additional information about each class and the Fund’s multiple class structure.

5.	Effective Date. This Amended Plan is effective February 26, 2020 provided that this Plan shall not become effective with respect to the Fund or a class unless first approved by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act). This Plan may be terminated or amended at any time with respect to a Fund or a class thereof by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).

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MUTUAL FUND SERIES TRUST

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

EXHIBIT A

SERIES OF THE TRUST

AS AMENDED February 22, 2021

Designated Series	Designated Classes for each Series
AlphaCentric Robotics and Automation Fund	Class A, C, C-1, I and T
AlphaCentric Income Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric Premium Opportunity Fund	Class A, C, C-1, I and T
AlphaCentric Municipal Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric Symmetry Strategy Fund	Class A, C C-1, and I
AlphaCentric LifeSci Healthcare Fund	Class A, C C-1, and I
AlphaCentric Strategic Income Fund	Class A, C C-1, and I
Catalyst Systematic Alpha Fund	Class A, C, C-1, I and T
Catalyst/Warrington Strategic Program Fund	Class A, C, C-1, I and T
Catalyst Insider Buying Fund	Class A, C, C-1, I and T
Catalyst Insider Income Fund	Class A, C, C-1, I and T
Catalyst Dynamic Alpha Fund	Class A, C, C-1, I and T
Catalyst/CP World Equity Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, C-1, I and T
Catalyst Pivotal Growth Fund	Class A, C, C-1, I and T
EAVOL NASDAQ-100 Volatility Overlay Fund	Class A, C, C-1, I and T
Catalyst Buffered Shield Fund	Class A, C, C-1, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, C-1, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Equity Fund	Class A, C, C-1, I and T
Catalyst/SMH High Income Fund	Class A, C, C-1, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, C-1, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, C-1, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, C-1, I and T
Catalyst Energy Infrastructure Fund	Class A, C, C-1, I and T
Catalyst Multi-Strategy Fund	Class A, C, C-1, I and T
Catalyst Hedged Commodity Strategy Fund	Class A, C, C-1, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, C-1, I and T
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Catalyst Enhanced Income Strategy Fund	Class A, C, C-1, I and T
Catalyst/Teza Algorithmic Allocation Fund	Class A, C, C-1, I and T
Day Hagan Logix Smart Value Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Gilead Fund	Class A, C, I, N and T
Eventide Healthcare and Life Sciences Fund	Class A, C, I, N and T
Eventide Multi-Asset Income Fund	Class A, C, I, N and T
Eventide Dividend Opportunities Fund	Class A, C, I, N and T
Eventide Limited-Term Bond Fund	Class A, C, I, N and T
Eventide Exponential Technologies Fund	Class A, C, I, N and T
Eventide Core Bond Fund	Class A, C, I, N and T
JAG Large Cap Growth Fund	Class A, C, I and R